Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated May 3, 2005, except for Note 7 as to which the date is June 8, 2005 relating to the financial statements of Quintana Maritime Limited and subsidiaries appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte.

Deloitte.
Hadjipavlou, Sofianos & Cambanis S.A.
Athens, Greece
June 9, 2005